UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

August 14, 2020

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2020, the Board of Directors (the “Board”) of Agile Therapeutics, Inc. (the “Company”) entered into amended and restated employment agreements with each of Alfred Altomari, Robert Conway, Geoffrey Gilmore, and Dennis Reilly (each, an “Amended Employment Agreement” or collectively the “Amended Employment Agreements”). The Amended Employment Agreements supersede each executive’s prior employment agreement (collectively the “Prior Agreements”). Pursuant to the Amended Employment Agreements, (a) the base salary and target bonus amount were updated to reflect each executive’s current salary and target bonus, (b) severance amounts payable upon an involuntary termination were increased, and (c) the restricted periods for purposes of the restrictive covenants were revised to reflect the increased severance period, as described below. The Amended Employment Agreements also include certain administrative and legal updates as determined appropriate by the Company.

Base Salary and Target Annual Bonus

Under the Amended Employment Agreements, Mr. Altomari is entitled to a base salary of $563,900, Mr. Conway is entitled to a base salary of $300,100, Mr. Gilmore is entitled to a base salary of $413,000, and Mr. Reilly is entitled to a base salary of $382,200. Under the Amended Employment Agreements, each executive continues to be eligible to participate in the Company’s annual bonus plan. The target annual bonus is 55% of base salary for Mr. Altomari, 40% of base salary for Mr. Conway, 40% of base salary for Mr. Gilmore, and 40% of base salary for Mr. Reilly.

Severance

Each Amended Employment Agreement continues to provide for payments in the event the Company terminates the executive’s employment without “reasonable cause” or if the executive resigns for “good reason,” or if the executive’s employment is terminated due to “disability,” each as defined in each Amended Employment Agreement, provided that the executive executes and does not revoke a release of claims (each, a “Qualifying Termination”).

Severance upon Termination Unrelated to a Change of Control

If a Qualifying Termination occurs prior to, or more than 12 months following, a change of control of the Company (as defined in each Amended Employment Agreement), the Company agrees to provide the executive with the following severance benefits:

•base salary continuation for a period of 12 months following the date of termination (the “Severance Period”); and

•reimbursement of the executive’s health insurance premiums for the Severance Period or until the executive obtains other employment, whichever is sooner.

Prior to the Amended Employment Agreements, the Prior Agreements provided that the Severance Period would be 12 months for Mr. Altomari, 3 months for Mr. Conway, 6 months for Mr. Gilmore, and from 6 to 12 months for Mr. Reilly (depending on his date of termination).

Severance Upon Termination Related to a Change of Control

In the event of a change of control following the executive’s Qualifying Termination, any base salary continuation payments still due to the executive will be paid in full upon the change of control.

If a Qualifying Termination occurs on the date of, or within 12 months following, a change of control of the Company, in lieu of the severance benefits set forth above, the Company agrees to provide the executive with the following severance benefits:

•for Mr. Altomari, a lump sum cash payment equal to 24 months of his then annual base salary and for Mr. Conway, Mr. Gilmore, and Mr. Reilly, a lump sum cash payment equal to 18 months of the executive’s then annual base salary;

•a lump sum cash payment equal to the executive’s target annual bonus for the year in which the termination occurs;

•reimbursement of the executive’s health insurance premiums for a period of 24 months for Mr. Altomari and 18 months for Mr. Conway, Mr. Gilmore, and Mr. Reilly, following the date of termination or until the executive obtains other employment, whichever is sooner; and

•each outstanding equity award shall automatically vest in full.

Prior to the Amended Employment Agreements, the Prior Agreements provided that (a) the base salary amount described above would be 18 months of base salary for Mr. Altomari, 9 months of base salary for Mr. Conway, and 12 months of base salary for Mr. Gilmore and Mr. Reilly and (b) the period for reimbursement of the executive’s health insurance period as described above would be 18 months for Mr. Altomari, 9 months for Mr. Conway, and 12 months for Mr. Gilmore and Mr. Reilly.

Severance Upon Termination Due to Disability

In the event the executive’s employment terminates as a result of the executive’s disability, the executive will continue to be entitled to receive (i) base salary continuation for a period of 12 months following the date of termination, and (ii) reimbursement of the executive’s health insurance premiums for a period of 12 months following the date of termination or until the executive obtains other employment, whichever is sooner, provided that if such termination due to disability is on the date of, or within 12 months following, a change of control, the base salary payment under subsection (i) will be paid in the form of a lump sum (instead of in installments) upon the executive’s termination of employment.

Restrictive Covenants

The Amended Employment Agreements include non-competition and non-solicitation of employees and customers restrictions on the executives during the term of employment and for the “restricted period” as set forth below.

The restricted period in the case of each executive is the following period:

•Mr. Altomari, 24-months after his termination of employment in the event of a termination without cause or for good reason upon or within 12 months following a change of control and 12 months in all other cases.

•For Mr. Conway, Mr. Gilmore, and Mr. Reilly, 18-months after the executive’s termination of employment in the event of a termination without cause or for good reason upon or within 12 months following a change of control and 12 months in all other cases.

Prior to the Amended Employment Agreements, the restricted period was as follows:

•Mr. Altomari, 18-months after his termination of employment in the event of a termination without cause or for good reason upon or within 12 months following a change of control and 12 months in all other cases.

•For Mr. Conway, 9-months after the executive’s termination of employment in the event of a termination without cause or for good reason upon or within 12 months following a change of control and 3 months in all other cases.

•For Mr. Gilmore, 6-months after the executive’s termination of employment in the event of a termination without cause or for good reason upon or within 12 months following a change of control and 12 months in all other cases.

•For Mr. Reilly, 12-months after the executive’s termination of employment in the event of a termination without cause or for good reason upon or within 12 months following a change of control and 6 months in all other cases.

The Amended Employment Agreements also continue to include confidentiality restrictions and inventions provisions.

The foregoing summary of each of the Amended Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated August 14, 2020, by and between the Registrant and Alfred Altomari.
10.2	Amended and Restated Employment Agreement, dated August 14, 2020, by and between the Registrant and Robert Conway.
10.3	Amended and Restated Employment Agreement, dated August 14, 2020, by and between the Registrant and Geoffrey Gilmore.
10.4	Amended and Restated Employment Agreement, dated August 14, 2020, by and between the Registrant and Dennis Reilly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: August 17, 2020	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer